SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 16, 2009

(Date of Earliest Event Reported)

HAMMONDS INDUSTRIES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-50912	88-0225318
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 Rankin Road, Houston, TX		77073
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 999-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 16, 2009, Hammonds Industries, Inc. (“Hammonds”) entered into an Asset Purchase Agreement with FabCorp, Inc., a Houston-based manufacturing company, pursuant to which Hammonds sold all of its assets, including all of the shares of its operating  wholly-owned subsidiaries, Hammonds Fuel Additives, Inc., Hammonds Technical Services, Inc., Hammonds Water Treatment Systems, Inc. and Hammonds ODV, Inc. (collectively, the “Operating Subsidiaries”) to a newly formed Texas company, Hammonds Technologies, LLC., a wholly owned subsidiary of FabCorp, Inc. The Asset Purchase Agreement is attached hereto as exhibit 10(i).

The transaction was authorized and approved pursuant to the provisions of the Nevada Revised Statutes by the Joint Written Consent of the Board of Directors and the Majority Stockholders of Hammonds, a copy of which is attached hereto as exhibit 10(ii)

The Board of Directors decision to enter into the Asset Purchase Agreement was based upon the following reasons, among others: the poor business outlook for the Operating Subsidiaries because of Hammonds’ inability to raise sufficient capital, either through equity or debt financing to continue its operations and grow the businesses of the Operating Subsidiaries; the weak financial viability of the Operating Subsidiaries without a substantial infusion of capital; that at December 31, 2008, Hammonds total current liabilities were about $6.9 million compared to current assets of about $2.8 million and total liabilities were about $7.3 million or about $460,000 more than  total assets (all amounts unaudited); for more than the past year, Hammonds’ management had been actively seeking financing, either through equity or debt, necessary to support ongoing operations and to that end had retained investment banking consultants pursuing several possible financing opportunities, but none of these efforts were successful and no additional financing was raised; the ongoing  upheaval in the credit and investment environment; and the determination by Hammonds management that it would be unable to continue as a “going concern.”

Pursuant to the Asset Purchase Agreement, FabCorp purchased all of the assets,  free and clear of all liens and other encumbrances, in consideration for the payment of liabilities of Hammonds to Texas Community Bank in the amount of $2.6 million, payment of the senior promissory bridge note of $250,000 to Hammonds’ institutional investor, Vision Opportunity Master Fund, Ltd., the assumption of all payables and liabilities of the Operating Subsidiaries of approximately $2.6 million and the commitment to provide continuing financial support for the Operating Subsidiaries.

Based upon the foregoing, Hammonds’ Board of Directors determined that is was in the best interests of Hammonds and its shareholders that Hammonds enter into the Asset Purchase Agreement, so that Hammonds could pursue other business opportunities through a merger, acquisition or other business combination with an operating entity. Hammonds has not had any negotiations with any other entity nor has it identified any potential third-party operating entities regarding any possible business combination transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) The following documents are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
10(i)	Asset Purchase Agreement dated April 15, 2009, between Hammonds Technologies, LLC and Hammonds Industries, Inc.
10(ii)	Joint Written Consent of the Board of Directors and Majority Stockholders of Hammonds Industries, Inc., dated March 26, 2009.
99(i)	Press Release dated April 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hammonds Industries, Inc.
By: /s/ Carl Hammonds, Chief Executive Officer

Date: April 20, 2009